UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

BLUEGATE CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada	000-22711	76-0640970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 North Post Oak, Road, Suite 600, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
Including Area Code: (713) 686-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective December 31, 2006, Stephen Sperco was appointed as our Chief Operating Officer. We granted Mr. Sperco 1,200,000 options to purchase common stock at an exercise price of $0.95 per share expiring on December 31, 2011. 600,000 of these options are immediately exercisable and the remaining 600,000 options vest at the rate of 25,000 options per month beginning January 1, 2007. These options have piggy-back registration rights.

Item 5.02	Appointment of Principal Officers.

Effective December 31, 2006, Stephen Sperco was appointed as our Chief Operating Officer. Mr. Sperco is the founder and President of Sperco Associates, Inc. and Sperco Technology Group, L.L.C. Sperco Associates was founded in 1986 and is headquartered in Chicago, Illinois. Both organizations are privately held consulting firms that focus in the areas of Telecommunications and Information Technology (IT) systems. The organizations provide independent, third party consulting, planning, and facilities management services. The consulting personnel provide services in the area of Telecommunications to support the voice, data, and image requirements of clients. Support in the area of IT systems is provided for the Desktop Computing, Local Area Network (LAN), and Wide Area Network (WAN) requirements of clients. The organizations also provide Management Support, Staff Augmentation, Quality Assurance, and operational functions related to Facilities Management and Outsourcing engagements. The firm has conducted consulting engagements in North America, the United Kingdom, and Europe. The industry focus of Sperco Associates has been in the Private Sector with Financial Services, Insurance, Health Care, and Fortune 1000 organizations. The focus of Sperco Technology Group has been in the Public Sector with Education and Health Care organizations. For IT Infrastructure, Telecommunications, and IT Physical Infrastructure the firms have developed significant expertise in Strategic Planning, Optimization, Design, Procurement, Contract Negotiations, Quality Assurance, and Implementation Project Management. In the areas of Facilities Management and Outsourcing, the firms have developed significant expertise in Organization Management and Planning, Project Management, Strategic Planning, Contract Negotiations, and the management of day-to-day department operations. The firms have extensive experience in the specialty areas of Financial Trading Floors, Call Center Applications, Structured Wiring Systems, Voice Recording/Logging Applications, Interactive Voice Response (IVR) applications, IP Telephony, and Network Optimization. Mr. Sperco is responsible for both the executive management of the consulting firms and the direction of consulting engagements. Mr. Sperco has been a consultant since 1975 and in this capacity has extensive experience with the planning and management of complex engagements. Before founding Sperco Associates, Inc., Mr. Sperco was a principal and Regional Vice President for Marketing and Systems Development Corporation. Marketing and Systems Development Corporation was a telecommunications consulting firm that was subsequently purchased by EDS. Mr. Sperco was with Marketing and Systems Development Corporation for ten years. Mr. Sperco earned a Bachelor of Arts degree in Economics from Middlebury College, Middlebury, Vermont in 1975. Mr. Sperco’s employment agreement has a term of two years at an annual cash salary of $150,000. We also granted Mr. Sperco 1,200,000 options to purchase common stock at an exercise price of $0.95 per share expiring on December 31, 2011. 600,000 of these options are immediately exercisable and the remaining 600,000 options vest at the rate of 25,000 options per month beginning January 1, 2007. These options have piggy-back registration rights. Sperco Associates also invoiced us for $40,000 in consulting services during 2006.

Item 9.01	Exhibits.

Exhibit 4.1	Option Agreement of Stephen Sperco

Exhibit 10.1	Employment Agreement of Stephen Sperco

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGATE CORPORATION
(signed) ______________________________-
Date: January 29, 2007	/s/ Charles Leibold
Charles Leibold
Chief Financial Officer